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Exhibit 99.04

ANNUAL CERTIFICATEHOLDERS' STATEMENT
TARGET RECEIVABLES CORPORATION
TARGET CREDIT CARD MASTER TRUST (SERIES 2001-1)

        Pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of April 28, 2000 (as may be amended and supplemented from time to time, the "Agreement") among Retailers National Bank, as Servicer, Target Receivables Corporation, as Transferor, and Wells Fargo Bank Minnesota, National Association, as Trustee, the Servicer is required to prepare certain information annually regarding distributions to and the performance of the Trust during the Monthly Periods for the Calendar year. The information which is required to be prepared with respect to the performance of the Trust during the period January 1, 2002 through December 31, 2002 is set forth below. Certain information is based on the Transferor's fiscal year end, ending January 4, 2003. Certain information is presented on the basis of an original principal amount of $1,000 per Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

A)	Information Regarding Interest and Principal Distributed (Stated on the Basis of $1,000 Original Principal Amount) for this series.
	(1)	The total amount of interest and principal distributed to Class A Certificateholder's for the period January 1, 2002 through December 31, 2002 per $1,000 original principal amount	$19.05
	(2)	The portion of the amount set forth in paragraph 1 above in respect of interest distributed on the Class A Certificates for the period January 1, 2002 through December 31, 2002 per $1,000 original principal amount	$19.05
	(3)	The portion of the amount set forth in paragraph 1 above in respect of principal distributed for the period January 1, 2002 through December 31, 2002 for the Class A Certificates, per $1,000 original principal amount	$0
B)	Information Regarding the Performance of the Trust.
	(1)	Collection of Principal Receivables.
		(a) The aggregate amount of Collections of Principal Receivables processed January 6, 2002 through January 4, 2003 which were allocated in respect of the Series 2001-1 Class A Certificates	$1,433,855,873.99
		(b) The aggregate amount of Collections of Principal Receivables processed January 6, 2002 through January 4, 2003 which were allocated in respect of the Series 2001-1 Class B Certificates	$477,951,958.00

(2)	Collection of Finance Charge Receivables.
	(a)	The aggregate amount of Collections of Finance Charge Receivables processed January 6, 2002 through January 4, 2003 which were allocated in respect of the Series 2001-1 Class A Ceritificates	$200,771,035.36
	(b)	The aggregate amount of Collections of Finance Charge Receivables processed January 6, 2002 through January 4, 2003 which were allocated in respect of the Series 2001-1 Class B Certificates	$66,923,678.45
(3)	Recoveries.
	(a)	The aggregate amount of Collections processed January 6, 2002 through January 4, 2003 that constitute Recoveries on Defaulted Receivables which were allocated in respect of the Series 2001-1 Class A Certificates	$8,212,651.83
	(b)	The aggregate amount of Collections processed January 6, 2002 through January 4, 2003 that constitute Recoveries on Defaulted Receivables which were allocated in respect of the Series 2001-1 Class B Certificates	$2,737,550.61
(4)	Principal Receivables in the Trust.
	(a)	The aggregate amount of Principal Receivables in the Trust as of the end of the day on January 4, 2003 (which reflects the Principal Receivables represented by the Transferors Interest in the Trust and by the Investor Certificates)	$6,029,390,204.85
	(b)	The amount of Principal Receivables in the Trust represented by the Series 2001-1 Certificates (the "Invested Amount") as of the end of the day on January 4, 2003	$1,000,000,000.00
	(c)	The amount of Principal Receivables in the Trust represented by the Series 2001-1 Class A Certificates (the "Class A Invested Amount") as of the end of the day on January 4, 2003	$750,000,000.00
	(d)	The amount of Principal Receivables in the Trust represented by the Series 2001-1 Class B Certificates (the "Class B invested Amount") as of the end of the day on January 4, 2003	$250,000,000.00
	(e)	The Floating Allocation Percentage (during the Revolving Period) or the Fixed/Floating Allocation Percentage (during the Amortization Period) with respect to the Principal Receivables in the Trust as of the end of the day January 4, 2003	18.52%

(5)	Delinquent Balances.
		The aggregate amount of outstanding balances in the Accounts which were 2 or more monthly payments contractually delinquent as of the end of the day on January 4, 2003:
			Aggregate Account Balance
		2 Missed Monthly Payments	$107,653,731
		3 Missed Monthly Payments	$75,258,831
		4 or More Missed Monthly Payments	$152,048,164
(6)	Investor Defaulted Amount.
	(a)	This aggregate amount of all defaulted Principal Receivables written off as uncollectible for the period January 6, 2002 through January 4, 2003 allocable to the Series 2001-1 Class A Certificates (the "Series 2001-1 Class A Investor Defaulted Amount")	$52,397,183.61
	(b)	The aggregate amount of all defaulted Principal Receivables written off as uncollectible for the period January 6, 2002 through January 4, 2003 allocable to the Series 2001-1 Class B Certificates (the "Series 2001-1 Class B Investor Defaulted Amount")	$17,465,727.87
	(c)	The aggregate amount of all defaulted Principal Receivables written off as uncollectible for the period January 6, 2002 through January 4, 2003 allocable to the Series 2001-1 Investor Certificates (the "Investor Defaulted Amount")	$69,862,911.48
(7)	Investor Charge Offs: Reimbursement of Charge Offs.
	(a)	The amount of the Investor Charge Off per $1,000 original principal amount (which will have the effect of reducing, pro rata, the amount of Series 2001-1 Class A Certificateholder's investment)	$0
	(b)	The amount of the Investor Charge Off per $1,000 original principal amount (which will have the effect of reducing, pro rata, the amount of Series 2001-1 Class B Certificateholder's investment)	$0
	(c)	The total amount reimbursed to the Trust from January 6, 2002 through January 4, 2003 in respect of Investor Charge Offs in prior months	$0

	(d) The amount set forth immediately above per $1,000 original principal amount (which will have the effect of increasing pro rata, the amount of each Series 2001-1 Certificateholder's investment)	$0
(8)	Investor Servicing Fee.
	(a) The amount of the Series 2001-1 Class A Investor Monthly Servicing Fee payable by the Trust to the Servicer from January 6, 2002 through January 4, 2003	$15,000,000.03
	(b) The amount of the Series 2001-1 Class B Investor Monthly Servicing Fee payable by the Trust to the Servicer from January 6, 2002 through January 4, 2003	$5,000,000.01
(9)	The amount of Series 2001-1 Reallocated Principal Collections from January 6, 2002 through January 4, 2003	$0
(10)	The Pool Factor.
	The Pool Factor (which represents the ratio of the Series 2001-1 Class A Adjusted Invested Amount as of the end of the day on January 4, 2003 to the Class A Invested Amount as of the Closing Date). The Amount of a Series 2001-1 Class A Invested Amount can be determined by multiplying the original denomination of the holder's Certificate by the Series 2001-1 Class A Pool Factor	1.0000000
	The Pool Factor (which represents the ratio of the Series 2001-1 Class B Invested Amount as of the end of the day on September 13, 1995 to the Series Class B Invested Amount as of the Closing Date). The amount of a Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the holder's Series 2001-1 Class B Certificate by the Series 2001-1 Class B Pool Factor	1.0000000

RETAILERS NATIONAL BANK as Servicer
By:	/s/ Thomas A. Swanson Name: Thomas A. Swanson Title: Vice President & Cashier

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  Exhibit 99.04
ANNUAL CERTIFICATEHOLDERS' STATEMENT TARGET RECEIVABLES CORPORATION TARGET CREDIT CARD MASTER TRUST (SERIES 2001-1)